September 28, 2000


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


Dear Sir:

We have read and agree with the statements contained in Sub-Item 77k of Form N-SAR of the Government Obligations Fund, Government Obligations Tax-Managed Fund, Prime Obligations Fund, Tax-Free Obligations Fund, Treasury Obligations Fund, Automated Cash Management Trust, Trust for U.S. Treasury Obligations, Trust for Government Cash Reserves.


Very truly yours,



Arthur Andersen LLP




Mr. Sean Fitzsimons
Page 2
September 30, 1999